Exhibit 10.16

MANITOWOC FOODSERVICE, INC.PERFORMANCE SHARE AWARD AGREEMENT
THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), dated the _____ day of _________, 20__ (the “Grant Date”), is granted by MANITOWOC FOODSERVICE, INC. (the “Company”) to [Name of Employee], an employee of the Company or one of its Affiliates (the “Employee”) pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for the Employee to obtain or increase the Employee’s stock ownership interest in the Company in order that the Employee will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable.
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the conditional future grant of shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the conditions provided herein.
NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:
1.    Award of Performance Shares.
(a)    Award Amount and Timing. Subject to the terms and conditions of this Agreement and the Plan, and the satisfaction of the criteria set forth in this Agreement, the Employee is granted the conditional right to receive certain shares of Stock at a future date (hereinafter such shares are referred to as the “Performance Shares”) as set forth in this Agreement. The target number of Performance Shares available to the Employee is __________________ [INSERT TARGET NUMBER] (the "Target Award"). The actual number of Performance Shares, if any, to be issued to the Employee and the timing and other criteria for issuing the Performance Shares (in addition to the criteria specifically set forth in this Agreement), is set forth in the Schedule established by the Committee at the time of Target Award grant and attached to this Agreement. The date on which the actual Performance Shares are issued following completion of the performance criteria, may be referred to herein as the “Performance Share Issue Date.” The period of time over which the performance criteria are applied may be referred to herein as the “Measurement Period.” Capitalized terms used and not defined in this Agreement shall have the meanings given in the Plan.
(b)    Termination of Employment or Service. Upon any termination of employment or service prior to the end of the Measurement Period, the unearned Performance Shares shall be treated as provided in the Plan
(c)    Adjustment for Limited Employment During and Deferred Vesting Period. In the event that a deferred vesting date has been specified by the Committee in the attached Schedule for all or any portion of the Performance Shares earned, and the Employee’s employment with the Company terminates prior to the end of the deferred vesting period specified by the Committee, due to the Employee’s death, Disability or Retirement, then the actual number of Performance Shares to be issued following the end of such deferred vesting period shall be reduced to an amount determined by multiplying the number of Performance Shares that would otherwise be issued, by a fraction the numerator of which is equal to the number of days that the Employee was employed by the Company during such deferred vesting period following the end of the Measurement Period and the denominator of which is equal to the total number of days in such deferred vesting period. Unless the Committee, in its sole discretion, determines otherwise, if the Employee’s employment with the Company and its Affiliates terminates during the deferred vesting period following the end of the Measurement Period, for Cause or any reason other than the Employee’s death, Disability or Retirement, the Employee will not receive any Performance Shares and will forfeit all rights under this Agreement. The Committee, in its sole discretion, may accelerate or modify the criteria for issuing all or any portion of the Employee’s Performance Shares subject to a deferred vesting period, under such terms as the Committee deems appropriate upon termination of employment for any reason other than for Cause, death, Disability or Retirement.
(d)    Approved Leave. If the Employee takes an approved unpaid leave of absence from the Company or an Affiliate, the Committee may, in its sole discretion, treat the employee as continuously employed or may extend the Performance Share Issue Date, to take into account the period(s) during which the Employee was not actively employed by the Company or an Affiliate.
2.Performance Shares. The Committee will certify the performance results and the calculations set forth above shall be completed no later than last day of February of the calendar year following the end of the Measurement Period. Shares of Stock representing the actual number of Performance Shares earned will be issued to the Employee or the Employee’s heir(s) in accordance with paragraph 4 below and no later than March 15 of the calendar year following the end of the Measurement Period unless a deferred vesting date has been specified by the Committee in the attached Schedule for all or any portion of the

Performance Shares earned. In the case of a deferred vesting date, the shares of Stock will be issued in accordance with the deferred vesting date set forth in the attached Schedule.
3.Acceptance of Award and Shares. The Employee hereby accepts the rights pertaining to the Performance Shares and agrees with respect thereto as follows:
(a)    No Immediate Share Rights. The Employee acknowledges that the actual shares (if any) of Stock underlying the award of Performance Shares will be issued only upon satisfaction of certain performance-based criteria set forth in this Agreement (including any schedules attached hereto) and only after the end of the Measurement Period.
(b)    Transfer Restrictions. The Employee’s rights under this Agreement, including any rights to Performance Shares, are subject to the transfer restrictions set forth in the Plan.
4.    Issuance of Shares. After the Committee has certified the performance results and calculated the number of shares of Stock to be issued under paragraph 1 above (or, if later, after the deferred vesting date has occurred), the Company will issue to the Employee (or the Employee’s permitted heirs or assigns) the shares of Stock in accordance with such calculation (and any deferred vesting requirements). Thereafter, the recipient shall be free to transfer such shares, subject to the terms of any shareholder agreement or Company policy then in effect, provided that the recipient agrees for himself/herself and his/her heirs, legatees and legal representatives, with respect to all shares of Stock issued and acquired pursuant to this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):
(a)    that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and
(b)    to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
6.Recoupment or Claw Back. The Performance Shares awarded under this Agreement and the proceeds from any subsequent transfer shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.
7.Withholding of Tax. To the extent that the receipt of the Performance Shares or the vesting thereof results in income to the Employee for foreign, federal, state or local income tax purposes, the Employee or the Employee’s heir(s) shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Employee or the Employee’s heir(s) fail(s) to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Employee or the Employee’s heir(s) any tax required to be withheld by reason of such resulting compensation income; provided that, in lieu of such delivery or withholding, any withholding obligation of the Company may be satisfied by withholding shares of Stock subject to this Agreement (provided that shares of Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).
8.Interpretation. As a condition of the granting of the Performance Shares, the Employee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.
9.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs. This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.
10.Amendment or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended, except as provided in Section 15 of the Plan.

11.Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the state of Florida. The Company may require that the action or proceeding be determined in a bench trial.
ALL PARTIES ACKNOWLEDGE THAT THE PERFORMANCE SHARES ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE EMPLOYEE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.
12.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.
THE COMPANY:

MANITOWOC FOODSERVICE, INC.
(the “Company”)

By:

Name:

Title:

THE EMPLOYEE:

[Name of Employee]